UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

Lord Global Corporation

(Exact name of Company as specified in its charter)

Nevada	001-36877	45-3942184
(State or other jurisdiction of Incorporation)	(Commission File Number	(IRS Employer identification Number

Lord Global Corporation

318 N Carson St. Suite 208

Carson City, NV 89701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (816) 304-2686

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LRDG	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01 OTHER EVENTS.

On May 5, 2020, Lord Global Corporation, OTC: LRDG (“LRDG” or the “Company”) entered into a non-binding letter of intent (“LOI”) with eWellness Healthcare Corporation, OTCQB: EWLL (“EWLL”), a copy of which is attached as Exhibit 10.1 hereto.

The parties agreed, subject to the execution of a definitive agreement (“Definitive Agreement”), that the Company: (i) will issue to EWLL shares of a newly authorized series of preferred stock (the “New LRDG Preferred Stock”) which will be convertible into a total of 2,000,000 shares of the Company’s common stock, subject to a 4.99% “blocker” or beneficial ownership limitation; (ii) will create a U.S. marketing entity for EWLL’s PHZIO and MSK360 telemedicine physical therapy operations to independent contractors an “gig” economy workers; (iii) will provide initial funding in an amount of $250,000 on or about May 15, 2020; (iv) will provide additional funding in an amount equal to 50% of the convertible note financing transactions entered into by the Company during the 12-month period from the execution of the Definitive Agreement, which will occur only after EWLL’s pending registration statement on Form S-1 is declared effective by the SEC; and (v) plans on filing a registration statement after execution of the Definitive Agreement for the registration, issuance and sale of the Company of the Company’s equity securities for the benefit and funding of EWLL’s growing operations. The foregoing are referred to collectively, as the “LRDG Obligations”), all of which are subject to the execution of the Definitive Agreement, after customary due diligence.

In consideration for the Company’s fulfillment of their LRDG Obligations, EWLL has agreed, subject to the execution of the Definitive Agreement, to: (i) pay to LRDG 10% of the commissions generated by EWLL from the fees paid to EWLL by the independent contractors and “gig” workers using the EWLL’s PHZIO and MSK360 platform in their physical therapy practices; and (ii) the assignment to the Company by EWLL of 25% of EWLL’s cash flow from its revenue stream (“EWLL’s Cash Flow”), payable in arrears on a quarterly basis, commencing on the execution of the Definitive Agreement. The foregoing are referred to, collectively, as the “EWLL Obligations.”

The parties have agreed that during the 1-year period following execution of the Definitive Agreement that EWLL shall have the right to repurchase up to 20% of EWLL’s Cash Flow in consideration for the repayment of 150% of funding provided EWLL by the Company from its convertible note financing transactions. The parties further agreed that if the Company does not provide EWLL $250,000 in initial funding by or about May 20, 2020, either party may terminate this non-binding LOI the respective LRDG Obligations and EWLL Obligations shall be deemed null and void.

Item 9.01 Exhibits

Exhibit 10.17. Non-Binding Letter of Intent dated May 5, 2020, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2020

Lord Global Corporation

By:	/s/ Joseph Frontiere
Name:	Joseph Frontiere
Title:	Chief Executive Officer